Exhibit 99.2






   DYNCORP MANAGEMENT RESOURCES, INC.

   Financial Statements

   Year ended December 27, 2001 with Report of Independent Auditors

                       DynCorp Management Resources, Inc.

                              Financial Statements


                          Year ended December 27, 2001




                                    Contents

Report of Independent Auditors................................................1

Financial Statements

Balance Sheet.................................................................2
Statement of Operations.......................................................3
Statement of Stockholder's Deficit............................................4
Statement of Cash Flows.......................................................5
Notes to Financial Statements.................................................6

                         Report of Independent Auditors

To DynCorp:

We have audited the accompanying balance sheet of DynCorp Management Resources, Inc. (a Virginia corporation and a wholly owned subsidiary of DynCorp) as of December 27, 2001, and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DynCorp Management Resources, Inc. as of December 27, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that DynCorp Management Resources, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                             Ernst & Young LLP

July 22, 2002

1
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


                       DynCorp Management Resources, Inc.

                                  Balance Sheet

                                December 27, 2001


Assets
Current assets:
   Cash                                                                                  $         13,075
   Accounts receivable                                                                          7,316,637
   Prepaid expenses and other                                                                      29,140
                                                                                          ------------------
Total current assets                                                                            7,358,852
Property and equipment, net                                                                     1,273,349
Goodwill, net                                                                                     637,500
Other intangible assets, net                                                                       57,588
                                                                                         ------------------
Total assets                                                                             $      9,327,289
                                                                                         ==================
 Liabilities and stockholder's deficit Current liabilities:
   Accounts payable and accrued expenses                                                 $      8,662,770
   Accrued payroll and taxes                                                                      734,674
   Customer advances                                                                            1,268,815
                                                                                         ------------------
 Total current liabilities                                                                      10,666,259
Advances from DynCorp                                                                          15,161,312
                                                                                         ------------------
 Total liabilities                                                                              25,827,571
                                                                                         ------------------

Commitments and contingencies
Stockholder's deficit:
   Common stock, par value $1.00 per share, authorized and issued 100 shares                          100
   Capital in excess of par                                                                       750,000
   Accumulated deficit                                                                        (17,250,382)
                                                                                         ------------------
 Total stockholder's deficit                                                                   (16,500,282)
                                                                                         ------------------

Total liabilities and stockholder's deficit                                              $      9,327,289
                                                                                         ==================


See accompanying notes.





                       DynCorp Management Resources, Inc.

                             Statement of Operations

                          Year ended December 27, 2001

Revenue                                                                                  $     41,618,341
Costs and expenses:
   Cost of services                                                                            50,650,223
   Selling, general and administrative expenses                                                 4,700,177
   Goodwill amortization expense                                                                   75,000
                                                                                         ------------------
Total costs and expenses                                                                       55,425,400
                                                                                         ------------------
Loss before income tax benefit                                                                (13,807,059)
Income tax benefit                                                                                      -
                                                                                         ------------------
Net loss                                                                                 $    (13,807,059)
                                                                                         ==================


See accompanying notes.

                       DynCorp Management Resources, Inc.

                       Statement of Stockholder's Deficit



                          Year ended December 27, 2001


                                                                   Capital in Excess      Accumulated       Stockholder's
                                                 Common Stock           of Par             Deficit            Deficit
                                                 ------------------ ------------------- ------------------ ------------------
Balance, December 28, 2000                        $        100      $     750,000    $     (3,443,323)  $     (2,693,223)
Net loss                                                     -                  -         (13,807,059)       (13,807,059)
                                                 ------------------ ------------------- ------------------ ------------------
Balance, December 27, 2001                        $        100      $     750,000    $    (17,250,382)  $    (16,500,282)
                                                 ================== =================== ================== ==================


See accompanying notes.



                       DynCorp Management Resources, Inc.

                             Statement of Cash Flows



                          Year ended December 27, 2001

Cash flows from operating activities:
   Net loss                                                                              $    (13,807,059)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization 245,957 Changes in operating assets and liabilities:
    Increase in accounts receivable                                                            (2,808,916)
    Decrease in prepaid expenses and other                                                        333,794
    Increase in accounts payable and accrued expenses                                           6,865,924
    Increase in accrued payroll and taxes                                                          93,349
    Increase in customer advances                                                               1,268,815
                                                                                         ------------------
 Net cash used in operating activities (7,808,136) Cash flows from investing activities:
   Purchases of property and equipment                                                         (1,161,187)
   Purchases of software                                                                          (64,786)
                                                                                         ------------------
 Net cash used in investing activities (1,225,973) Cash flows from financing activities:
   Increase in advances from DynCorp                                                            9,043,518
                                                                                         ------------------
    Net change in cash                                                                              9,409
Cash, beginning of period                                                                           3,666
                                                                                         ------------------
Cash, end of period                                                                      $         13,075
                                                                                         ==================


See accompanying notes.

                       DynCorp Management Resources, Inc.

                          Notes to Financial Statements



                                December 27, 2001

1. The Company

DynCorp Management Resources, Inc. (the Company or DMR) was formed on August 1, 1996 as a partnership between DynCorp and Capital Associates, Inc. (CAI) (the Members), to pursue and perform contracts to furnish professional and technical services to state and local governments, to provide professional and technical services support to other organizations as approved by the Members, and to make investments in controlled affiliates with similar goals. On February 11, 2000, CAI transferred its 25% ownership interest in DMR to DynCorp and on June 28, 2000, terminated all existing agreements with DynCorp in relation to DMR. In consideration of the transfer and CAI releases, DynCorp paid CAI $750,000. DynCorp's acquisition of the CAI interest has been "pushed down" to the separate financial statements of DMR. DMR was converted into a corporation under the laws of the Commonwealth of Virginia on March 14, 2000.

On December 27, 2001, DMR was sold by DynCorp and merged into TekInsight Services, Inc. (TekInsight), a publicly traded company. Upon consummation of this merger, the merged company was renamed DynTek Services, Inc. (DynTek). DynCorp received a 40% ownership interest in DynTek as consideration for the sale. At closing, Advances from DynCorp, as shown on the accompanying financial statements, were contributed to DMR. The accompanying financial statements reflect the financial position of DMR immediately prior to the merger and include no adjustments related to this transaction. Subsequent to December 27, 2001, DynCorp no longer controls DMR and all general and administrative functions, previously provided by DynCorp, were transferred to DynTek.

2. Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue on its time-and-material contracts to the extent of billable rates times hours incurred plus materials and other reimbursable costs incurred. On units of delivery contracts, revenue is recognized based on units delivered times the relevant rate per unit. The Company is party to contracts in which it earns a fixed revenue amount over a period of time. For these contracts, the Company recognizes revenue ratably over the contract period. On cost plus contracts, revenues are recognized as costs

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                       DynCorp Management Resources, Inc.

                    Notes to Financial Statements (continued)



                       DynCorp Management Resources, Inc.

                    Notes to Financial Statements (continued)



2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

are incurred, including a pro-rata share of the contractual fees. Losses on contracts are recognized when they become known.

Disputes arise in the normal course of the Company's business on projects where the Company is contesting with customers for collection of funds because of events such as delays, changes in contract specifications and questions of cost allowability. Revenue from such disputes, whether claims or unapproved change orders in the process of negotiation, are recorded at the lesser of their estimated net realizable value or actual costs incurred, and only when realization is probable and can be reliably estimated. Claims against the Company are recognized where loss is considered probable and reasonably determinable in amount.

During 2001, the Company derived 39% and 36% of its revenues from contracts with the State of Connecticut and the Commonwealth of Virginia, respectively. No other customer accounted for more than 10% of revenues. During 2001, the Company recorded $9.7 million in losses on its Virginia Non-Emergency Transportation (VA
NET) contract. There is a reasonable possibility that the estimated losses on the contract could change in the future based on performance or other matters. The VA NET contract began operation in July 2001 and extends for 24 months through June 2003 with three additional, unexercised option years. The entire customer advances amount shown on the accompanying financial statements relates to the VA NET contract. The Connecticut contract is scheduled to be completed on August 31, 2002. The Company is currently bidding on the follow-on contract. Failure to successfully win the follow-on contract could have a material impact on the Company's future financial position and results of operations.

Relationship with DynCorp

Through December 27, 2001, DMR was a consolidated subsidiary of DynCorp (see
Note 1) and substantially all of DMR's assets were pledged as collateral under DynCorp's credit agreements. DynCorp provided substantial corporate support required by the Company, including, but not limited to, in-house legal, financial, treasury, insurance management, management information systems, tax, internal audit, and human resources and benefits services. Accordingly, DMR was allocated general and administrative costs from DynCorp. The Company was allocated $532,339 from DynCorp in 2001, which is included in selling, general and administrative expenses on the accompanying statements of operations. Additionally, certain DynCorp shared service.

center allocations to DMR are included in selling, general and administrative expenses on the accompanying statements of operations. Subsequent to December 27, 2001, DynCorp no longer provides these services to DMR.

As a subsidiary of DynCorp, DMR's employees participated in DynCorp's Savings and Retirement Plan and Capital Accumulation and Retirement Plan (collectively, the Savings Plans), which were established effective January 1, 2001, and which replaced DynCorp's former Savings and Retirement Plan. Prior to this date, DMR employees participated in DynCorp's former Savings and Retirement Plan. Upon DynCorp's purchase of CAI's interest in DMR (see Note 1), DMR's employees also began participating in DynCorp's former Employee Stock Ownership Plan (ESOP), which was merged into the Savings Plans effective January 1, 2001. After the merger with DynTek (see Note 1), DMR employees will participate in the DynTek 401K Plan and the DynTek Employee Stock Option Plan. During 2001, the Company contributed approximately $228,000 to the Savings Plans.

Financial Support

The financials have been prepared assuming that DMR will continue as a going concern. The Company has incurred recurring operating losses and has a working capital deficiency. In addition, the Company has not generated positive cash flows from operations. The Company historically has required cash advances for working capital purposes from DynCorp and will likely require such funding in the future. The merger of the Company with DynTek (see Note 1) terminated the parent company relationship with DynCorp and the parent company working capital support. However, DynCorp paid $2.6 million to DynTek in the first quarter of 2002 in resolution of a dispute concerning the adequacy of DMR's working capital at the time of the closing and loaned $1 million to DynTek in the second quarter of 2002. Additionally, as part of the merger agreement, DynCorp is obligated to the Commonwealth of Virginia for satisfactory performance on DMR's VA NET contract and has contract obligations for several outstanding performance bonds on certain DMR contracts, which total approximately $3.4 million as of December 27, 2001. DynTek has agreed to make its best effort to replace the bonds with its own obligation.

DMR's ability to continue as a going concern will depend on DynTek's ability to fund DMR's operations after the merger. DynTek's ability to continue future operations is dependent on its ability to obtain additional debt or equity financing, to generate revenues sufficient to sustain its operations, and to implement the other plans of DynTek's management. There can be no assurances that DynTek will be able to obtain such financings or successfully implement its plans on terms acceptable to DynTek, if at all. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Accounts Receivable

It is the Company's policy to provide reserves for the collectibility of accounts receivable when it is determined probable that the Company will not collect all amounts due and the amount of the reserve requirement can be reasonably estimated.

Property and Equipment

The Company computes depreciation using the straight-line method. The estimated useful lives used in computing depreciation are computers and peripherals, 5 years; and furniture and fixtures, 10 years.

Cost of property and equipment sold or retired and the related accumulated depreciation or amortization is removed from the accounts in the year of disposal, and any gains or losses are reflected in the statement of operations. Expenditures for maintenance and repairs are charged to expense as incurred, and major additions and improvements are capitalized.

Goodwill, Net

Goodwill resulted from DynCorp's buyout of CAI's minority interest in DMR (see
Note 1). Goodwill is amortized on a straight-line basis over 10 years and is shown net of accumulated amortization of $112,500 at December 27, 2001.

Impairment of Long-lived Assets

Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances, such as declines in sales, earnings, or cash flows or material adverse changes in the business climate, indicate that the carrying amount of an asset
                                                                               9
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2. Summary of Significant Accounting Policies (continued)

Impairment of Long-lived Assets (continued)

may not be recoverable. DMR assesses the recoverability of the cost of the asset based on a review of projected undiscounted cash flows. In the event an impairment loss is identified, it is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.

Fair value of Financial Instruments

The carrying amount of the Company's assets and liabilities approximates the fair value due to their short maturities. Due to the related party nature of the advances from DynCorp, it is impracticable to estimate the fair value of the advances.

Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The provisions of SFAS No. 142 eliminate amortization of goodwill and identifiable intangible assets with indefinite lives and require an impairment assessment at least annually by applying a fair-value based test. DMR is required to adopt SFAS No. 142 on December 28, 2001 (the beginning of the fiscal year after December 15, 2001). DMR anticipates an annual reduction of net loss of approximately $75,000 from the elimination of goodwill amortization.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and Accounting Principles Board Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, by establishing a single accounting model for long-lived assets to be disposed of by sale. This statement is effective for financial statements issued for fiscal years beginning after December 15,

2001. Management has not assessed the impact of SFAS No. 143 or SFAS No. 144 on the Company's results of operations, financial condition or cash flows.

Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions, including estimates of anticipated contract costs and revenue utilized in the earnings recognition process, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

3. Accounts Receivable

The components of accounts receivable were as follows as of December 27, 2001:

Billed                                                       $     2,230,861
Unbilled                                                           5,085,776
                                                            ------------------

Total                                                        $     7,316,637
                                                            ==================

Unbilled receivables include amounts earned and contractually billable at year-end, but which were not billed because customer invoices had not yet been prepared at year-end. It is expected that all amounts outstanding at December 27, 2001 will be collected within one year. The Company recorded approximately $71,000 of bad debt expense in 2001, which is included in selling, general and administrative expenses on the accompanying statements of operations. No allowance for doubtful accounts has been established as of December 27, 2001.

4. Property and Equipment

Property and equipment consists of the following as of December 27, 2001:

Furniture and fixtures                                         $       295,920
Computers and peripherals                                            1,289,321
                                                              ------------------
                                                                     1,585,241
Accumulated depreciation                                              (311,892)
                                                              ------------------
                                                               $     1,273,349
                                                              ==================

Depreciation expense was approximately $164,000 in 2001.

5. Accrued Payroll and Taxes

The components of accrued payroll and taxes were as follows as of December 27, 2001:

Employee payroll deductions                                       $    106,837
Employer's payroll liabilities                                         620,947
Accrued gross receipts tax                                               6,890
                                                              ------------------
                                                                  $    734,674
                                                              ==================

6. Income Taxes

Upon DynCorp's purchase of CAI's interest in the partnership in fiscal year 2000, DMR became an entity subject to Federal and state income taxes. Upon the change in the Company's tax status, the Company recognized the cumulative effect of all temporary differences between the book and tax bases of its assets and liabilities. DMR files its income tax returns as a member of the DynCorp consolidated tax return. Any Federal tax benefit for net operating loss carryback or carryforwards will be utilized by DynCorp as part of the DynCorp consolidated Federal income tax return. These financial statements have been prepared under the "separate return" method reflecting the Company's tax expense based on what the Company's current and deferred tax expense would have been had the Company filed a separate tax return. As a result of net operating losses in the periods in which the Company was a taxable entity, no current provision is made in the accompanying financial statements for Federal or state income tax purposes in fiscal year 2001. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Due to uncertainties about the future period utilization of the net deferred tax asset (if the Company were to report its taxable income on a separate company basis in future periods), a full valuation allowance has been established against the net deferred tax asset as of December 27, 2001.

Deferred tax assets (liabilities) are comprised of the following as of December 27, 2001:

Depreciation and amortization                                   $       (38,428)
Accrued vacation / other                                                110,713
Advance payments                                                        469,462
Net operating loss carryforwards                                      4,748,417
Valuation allowance                                                  (5,290,164)
                                                              ------------------
Net deferred tax asset                                          $             -
                                                              ==================

The 2001 tax benefit differs from the amount obtained by applying the statutory U.S. Federal income tax rate to the loss before income taxes. The difference is reconciled as follows:

Expected Federal income tax benefit                             $    (4,694,400)
State and local income taxes, net of Federal income tax benefit        (269,238)
Other                                                                    78,738
Increase in Federal and state valuation allowance                     4,884,900
                                                              ------------------
Tax benefit                                                     $             -
                                                              ==================

7. Commitments and Contingencies

The Company leases certain office space and equipment under various operating leases. Future minimum lease payments under operating leases as of December 27, 2001 are as follows:

Year ended
December
2002                                                  $        503,000
2003                                                           353,000
2004                                                           157,000
2005                                                            86,000
2006                                                            25,000
                                                      -------------------
Total future minimum lease payments                   $      1,124,000
                                                      ===================

Rent expense under the operating leases for the year ended December 27, 2001 was approximately $549,000.

Under its contracts, the Company permits various state and local agencies to audit or investigate its books and records related to claims, disputes and other allegations regarding business practices. In management's opinion, there are no outstanding issues of this nature at December 27, 2001 that will have a material adverse effect on the Company's financial condition, results of operations, or liquidity.